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                                    EXHIBIT
                                 ITEM 23(j)(2)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 11, 1997 accompanying the financial statements of Davis Tax Free High Income Fund, Inc. which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.


                                       /s/ Tait, Weller & Baker
                                       -----------------------------------
                                       Tait, Weller & Baker

Philadelphia, Pennsylvania
January 22, 1999